PG ENERGY INC.
                        NOTICE OF GUARANTEED DELIVERY
                        OF DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                     OF ITS 9% CUMULATIVE PREFERRED STOCK

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the Depositary Preferred Shares Each Representing a One-Fourth Interest in a Share of its 9% Cumulative Preferred Stock of PG Energy Inc., formerly known as Pennsylvania Gas and Water Company, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 5 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 6 of the Offer to Purchase. The Eligible Institution, which completes this form, must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

         TO: CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., DEPOSITARY


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
By Mail:                       By Facsimile Transmission:          By Hand or Overnight Courier:
Reorganization Department      (For Eligible Institutions Only)    Reorganization Department
P.O. Box 837                   (201) 296-4293                      120 Broadway
Midtown Station                To Confirm Receipt of Facsimile:    13th Floor
New York, NY 10018             (201) 296-4100                      New York, NY 10271
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per share), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase.






Number of Shares:

__________________________________         _____________________________________
Certificates Nos.: (if available)                        Signature(s)


__________________________________         _____________________________________
                                                   Name(s) (Please Print)

__________________________________         _____________________________________
If Shares will be tendered by                           Address
book-entry transfer:
Name of Tendering Institution:             _____________________________________


__________________________________         _____________________________________
                                               Area Code and Telephone Number

Account No._______  at (check one)


[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three business days after the date hereof.




__________________________________         _____________________________________
           Name of Firm                            Authorized Signature

__________________________________         _____________________________________
           Address                                        Name

__________________________________         _____________________________________
    City, State, Zip Code                                Title

__________________________________
  Area Code and Telephone Number



Dated: _____________________, 1996




                DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                  YOUR STOCK CERTIFICATES MUST BE SENT WITH
                          THE LETTER OF TRANSMITTAL.


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